Exhibit 99.1

DIAMONDBACK ENERGY, INC. ANNOUNCES FIRST QUARTER 2023 FINANCIAL AND OPERATING RESULTS

Midland, TX (May 1, 2023) - Diamondback Energy, Inc. (NASDAQ: FANG) (“Diamondback” or the “Company”) today announced financial and operating results for the first quarter ended March 31, 2023.

FIRST QUARTER 2023 HIGHLIGHTS

•Average production of 251.4 MBO/d (425.0 MBOE/d)
•Net cash provided by operating activities of $1.43 billion; Operating Cash Flow Before Working Capital Changes (as defined and reconciled below) of $1.30 billion
•Cash capital expenditures of $657 million
•Free Cash Flow (as defined and reconciled below) of $646 million
•Declared Q1 2023 base cash dividend of $0.80 per share and a variable cash dividend of $0.03 per share, in each case payable on May 18, 2023; implies a 2.3% annualized yield based on April 28, 2023 closing share price of $142.20
•Repurchased 2,530,646 shares of common stock in Q1 2023 for $332 million (at a weighted average price of $131.34/share); repurchased 511,200 shares of common stock to date in Q2 2023 for $72 million (at a weighted average price of $141.77/share)
•Total Q1 2023 return of capital of $485 million from stock repurchases and the declared base-plus-variable dividend; represents ~75% of Q1 2023 Free Cash Flow (as defined and reconciled below)
•As previously announced, closed acquisition of all leasehold interest and related assets of Lario Permian, LLC, a wholly owned subsidiary of Lario Oil & Gas Company, and certain associated sellers, on January 31, 2023

NON-CORE ASSET SALE UPDATE

•As previously announced, completed divestiture of 10% equity ownership in the Gray Oak crude oil pipeline
•Completed previously announced divestiture of ~4,900 net acres in Ward and Winkler counties
•Completed previously announced divestiture of ~19,000 net acres in Glasscock county
•Completed the divestiture of certain royalty interests to Viper Energy Partners LP for approximately $75 million, subject to customary closing adjustments, in a drop down transaction ("Drop Down")
•Excluding the Drop Down, have completed $773 million of gross proceeds in non-core asset sales and are on track to meet or exceed our $1 billion target by year end 2023

OPERATIONS UPDATE

The tables below provide a summary of operating activity for the first quarter of 2023.

Total Activity (Gross Operated):
	Number of Wells Drilled	Number of Wells Completed
Midland Basin	70	69
Delaware Basin	12	19
Total	82	88

Total Activity (Net Operated):
	Number of Wells Drilled	Number of Wells Completed
Midland Basin	65	65
Delaware Basin	11	18
Total	76	83

During the first quarter of 2023, Diamondback drilled 70 gross wells in the Midland Basin and 12 gross wells in the Delaware Basin. The Company turned 69 operated wells to production in the Midland Basin and 19 gross wells in the Delaware Basin with an average lateral length of 10,829 feet. Operated completions during the first quarter consisted of 23 Wolfcamp A wells, 20 Lower Spraberry wells, 15 Wolfcamp B wells, 11 Jo Mill wells, seven Third Bone Spring wells, six Second Bone Spring wells, five Middle Spraberry wells and one Barnett well.

FINANCIAL UPDATE

Diamondback's first quarter 2023 net income was $712 million, or $3.88 per diluted share. Adjusted net income (as defined and reconciled below) was $751 million, or $4.10 per diluted share.

First quarter 2023 net cash provided by operating activities was $1.43 billion.

During the first quarter of 2023, Diamondback spent $580 million on operated and non-operated drilling and completions, $42 million on infrastructure and environmental and $35 million on midstream, for total cash capital expenditures of $657 million.

First quarter 2023 Consolidated Adjusted EBITDA (as defined and reconciled below) was $1.49 billion. Adjusted EBITDA net of non-controlling interest (as defined and reconciled below) was $1.42 billion.

Diamondback's first quarter 2023 Free Cash Flow (as defined and reconciled below) was $646 million.

First quarter 2023 average unhedged realized prices were $73.11 per barrel of oil, $1.46 per Mcf of natural gas and $23.16 per barrel of natural gas liquids ("NGLs"), resulting in a total equivalent unhedged realized price of $49.72 per BOE.

Diamondback's cash operating costs for the first quarter of 2023 were $11.61 per BOE, including lease operating expenses ("LOE") of $5.02 per BOE, cash general and administrative ("G&A") expenses of

$0.76 per BOE, production and ad valorem taxes of $4.05 per BOE and gathering and transportation expenses of $1.78 per BOE.

As of March 31, 2023, Diamondback had $37 million in standalone cash and $589 million of borrowings outstanding under its revolving credit facility, with approximately $1.01 billion available for future borrowing under the facility and approximately $1.05 billion of total liquidity. As of April 28, 2023, Diamondback had approximately $1.5 billion of total liquidity.

DIVIDEND DECLARATIONS

Diamondback announced today that the Company's Board of Directors declared a base cash dividend of $0.80 per common share for the first quarter of 2023 payable on May 18, 2023, to stockholders of record at the close of business on May 11, 2023.

The Company's Board of Directors also declared a variable cash dividend of $0.03 per common share for the first quarter of 2023 payable on May 18, 2023, to stockholders of record at the close of business on May 11, 2023.

Future base and variable dividends remain subject to review and approval at the discretion of the Company's Board of Directors.

COMMON STOCK REPURCHASE PROGRAM

On September 15, 2021 the Board of Directors of Diamondback authorized the Company to acquire up to $2.0 billion of common stock. On July 28, 2022, Diamondback's Board of Directors approved increasing total authorized common stock repurchases to $4.0 billion. During the first quarter of 2023, Diamondback repurchased 2,530,646 shares of common stock at an average share price of $131.34 for a total cost of approximately $332 million. To date, Diamondback has repurchased 15,862,452 shares of common stock at an average share price of $121.85 for a total cost of approximately $1.9 billion. Diamondback intends to purchase common stock under the common stock repurchase program opportunistically with cash on hand, free cash flow from operations and proceeds from potential liquidity events such as the sale of assets. This repurchase program has no time limit and may be suspended from time to time, modified, extended or discontinued by the Board at any time. Purchases under the repurchase program may be made from time to time in privately negotiated transactions or open market transactions in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, and will be subject to market conditions, applicable legal requirements and other factors. Any common stock purchased as part of this program will be retired.

FULL YEAR 2023 GUIDANCE

Below is Diamondback's guidance for the full year 2023, which includes second quarter production, cash tax and capital guidance.

	2023 Guidance	2023 Guidance
	Diamondback Energy, Inc.	Viper Energy Partners LP

Net production - MBOE/d	430 - 440	35.25 - 38.75
Oil production - MBO/d	256 - 262	20.50 - 22.50
Q2 2023 oil production - MBO/d (total - MBOE/d)	258 - 261 (430 - 436)

Unit costs ($/BOE)
Lease operating expenses, including workovers	$5.00 - $5.50
G&A
Cash G&A	$0.65 - $0.80	$0.60 - $0.80
Non-cash equity-based compensation	$0.40 - $0.50	$0.10 - $0.20
DD&A	$9.25 - $10.25	$9.75 - $10.75
Interest expense (net of interest income)	$1.30 - $1.40	$3.00 - $3.50
Gathering and transportation	$1.80 - $2.00

Production and ad valorem taxes (% of revenue)	7% - 8%	7% - 8%
Corporate tax rate (% of pre-tax income)	23%	20% - 22%
Cash tax rate (% of pre-tax income)	10% - 15%
Q2 2023 Cash taxes ($ - million)	$140 - $180	$8.0 - $12.0

Capital Budget ($ - million)
Drilling, completion, capital workovers, and non-operated properties	$2,250 - $2,410
Midstream (ex. equity method investments)	$80 - $100
Infrastructure and environmental	$170 - $190
2023 Capital expenditures	$2,500 - $2,700
Q2 2023 Capital expenditures	$675 - $725

Gross horizontal wells drilled (net)	325 - 345 (293 - 311)
Gross horizontal wells completed (net)	330 - 350 (297 - 315)
Average lateral length (Ft.)	~10,500'
FY 2023 Midland Basin well costs per lateral foot	$620 - $680
FY 2023 Delaware Basin well costs per lateral foot	$900 - $1,000
Midland Basin net lateral feet (%)	~85%
Delaware Basin net lateral feet (%)	~15%

CONFERENCE CALL
Diamondback will host a conference call and webcast for investors and analysts to discuss its results for the first quarter of 2023 on Tuesday, May 2, 2023 at 8:00 a.m. CT. Access to the webcast, and replay which will be available following the call, may be found here. The live webcast of the earnings conference call will also be available via Diamondback’s website at www.diamondbackenergy.com under the “Investor Relations” section of the site.

About Diamondback Energy, Inc.

Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves primarily in the Permian Basin in West Texas. For more information, please visit www.diamondbackenergy.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which involve risks, uncertainties, and assumptions. All statements, other than statements of historical fact, including statements regarding Diamondback’s: future performance; business strategy; future operations (including drilling plans and capital plans); estimates and projections of revenues, losses, costs, expenses, returns, cash flow, and financial position; reserve estimates and its ability to replace or increase reserves; anticipated benefits of strategic transactions (including acquisitions and divestitures); and plans and objectives of management (including plans for future cash flow from operations and for executing environmental strategies) are forward-looking statements. When used in this news release, the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “model,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions (including the negative of such terms) as they relate to Diamondback are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although Diamondback believes that the expectations and assumptions reflected in its forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond Diamondback’s control. Accordingly, forward-looking statements are not guarantees of future performance and Diamondback’s actual outcomes could differ materially from what Diamondback has expressed in its forward-looking statements.

Factors that could cause the outcomes to differ materially include (but are not limited to) the following: changes in supply and demand levels for oil, natural gas, and natural gas liquids, and the resulting impact on the price for those commodities; the impact of public health crises, including epidemic or pandemic diseases such as the COVID-19 pandemic, and any related company or government policies or actions; actions taken by the members of OPEC and Russia affecting the production and pricing of oil, as well as other domestic and global political, economic, or diplomatic developments, including any impact of the ongoing war in Ukraine on the global energy markets and geopolitical stability; instability in the financial sector; concerns over a potential economic slowdown or recession; inflationary pressures; rising interest rates and their impact on the cost of capital; regional supply and demand factors, including delays, curtailment delays or interruptions of production, or governmental orders, rules or regulations that impose production limits; federal and state legislative and regulatory initiatives relating to hydraulic fracturing, including the effect of existing and future laws and governmental regulations; physical and transition risks relating to climate change and the risks and other factors disclosed in Diamondback’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the Securities and Exchange Commission’s web site at http://www.sec.gov.

In light of these factors, the events anticipated by Diamondback’s forward-looking statements may not occur at the time anticipated or at all. Moreover, Diamondback operates in a very competitive and rapidly changing environment and new risks emerge from time to time. Diamondback cannot predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements it may make. Accordingly, you should not place undue reliance on any forward-looking statements made in this news release. All forward-looking statements speak only as of the date of this news release or, if earlier, as of the date they were made. Diamondback does not intend to, and disclaims any obligation to, update or revise any forward-looking statements unless required by applicable law.

Diamondback Energy, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in millions, except share amounts)

	March 31,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$46	$157
Restricted cash	7	7
Accounts receivable:
Joint interest and other, net	148	104
Oil and natural gas sales, net	606	618
Inventories	69	67
Derivative instruments	60	132
Income tax receivable	188	284
Prepaid expenses and other current assets	36	23
Total current assets	1,160	1,392
Property and equipment:
Oil and natural gas properties, full cost method of accounting ($8,711 million and $8,355 million excluded from amortization at March 31, 2023 and December 31, 2022, respectively)	39,321	37,122
Other property, equipment and land	1,431	1,481
Accumulated depletion, depreciation, amortization and impairment	(15,238)	(14,844)
Property and equipment, net	25,514	23,759
Funds held in escrow	—	119
Equity method investments	573	566
Assets held for sale	143	158
Derivative instruments	8	23
Deferred income taxes, net	62	64
Investment in real estate, net	86	86
Other assets	43	42
Total assets	$27,589	$26,209
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable - trade	$241	$127
Accrued capital expenditures	466	480
Current maturities of long-term debt	10	10
Other accrued liabilities	350	399
Revenues and royalties payable	716	619
Derivative instruments	52	47
Income taxes payable	51	34
Total current liabilities	1,886	1,716
Long-term debt	6,950	6,238
Derivative instruments	150	148
Asset retirement obligations	306	336
Deferred income taxes	2,161	2,069
Other long-term liabilities	13	12
Total liabilities	11,466	10,519
Stockholders’ equity:
Common stock, $0.01 par value; 400,000,000 shares authorized; 181,604,781 and 179,840,797 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	2	2
Additional paid-in capital	14,502	14,213
Retained earnings (accumulated deficit)	967	801
Accumulated other comprehensive income (loss)	(7)	(7)
Total Diamondback Energy, Inc. stockholders’ equity	15,464	15,009
Non-controlling interest	659	681
Total equity	16,123	15,690
Total liabilities and equity	$27,589	$26,209

Diamondback Energy, Inc.
Condensed Consolidated Statements of Operations
(unaudited, $ in millions except per share data, shares in thousands)

	Three Months Ended March 31,
	2023	2022
Revenues:
Oil, natural gas and natural gas liquid sales	$1,902	$2,389
Other operating income	23	19
Total revenues	1,925	2,408
Costs and expenses:
Lease operating expenses	192	149
Production and ad valorem taxes	155	161
Gathering and transportation	68	59
Depreciation, depletion, amortization and accretion	403	313
General and administrative expenses	40	36
Merger and integration expense	8	—
Other operating expenses	34	30
Total costs and expenses	900	748
Income (loss) from operations	1,025	1,660
Other income (expense):
Interest expense, net	(46)	(40)
Other income (expense), net	53	1
Gain (loss) on derivative instruments, net	(93)	(552)
Gain (loss) on extinguishment of debt	—	(54)
Income (loss) from equity investments	14	9
Total other income (expense), net	(72)	(636)
Income (loss) before income taxes	953	1,024
Provision for (benefit from) income taxes	207	221
Net income (loss)	746	803
Net income (loss) attributable to non-controlling interest	34	24
Net income (loss) attributable to Diamondback Energy, Inc.	$712	$779

Earnings (loss) per common share:
Basic	$3.88	$4.35
Diluted	$3.88	$4.35
Weighted average common shares outstanding:
Basic	181,988	177,565
Diluted	181,988	177,567
Dividends declared per share	$0.83	$3.05

Diamondback Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in millions)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$746	$803
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Provision for (benefit from) deferred income taxes	97	89
Depreciation, depletion, amortization and accretion	403	313
(Gain) loss on extinguishment of debt	—	54
(Gain) loss on derivative instruments, net	93	552
Cash received (paid) on settlement of derivative instruments	1	(420)
(Income) loss from equity investment	(14)	(9)
Equity-based compensation expense	11	15
Other	(34)	14
Changes in operating assets and liabilities:
Accounts receivable	(36)	(403)
Income tax receivable	95	1
Prepaid expenses and other	—	2
Accounts payable and accrued liabilities	(26)	(13)
Income tax payable	17	132
Revenues and royalties payable	60	125
Other	12	(3)
Net cash provided by (used in) operating activities	1,425	1,252
Cash flows from investing activities:
Drilling, completions and infrastructure additions to oil and natural gas properties	(622)	(418)
Additions to midstream assets	(35)	(19)
Property acquisitions	(880)	(284)
Proceeds from sale of assets	264	35
Other	(6)	(30)
Net cash provided by (used in) investing activities	(1,279)	(716)
Cash flows from financing activities:
Proceeds from borrowings under credit facilities	1,696	79
Repayments under credit facilities	(989)	(100)
Proceeds from senior notes	—	750
Repayment of senior notes	—	(1,500)
Proceeds from (repayments to) joint venture	—	5
Premium on extinguishment of debt	—	(47)
Repurchased shares under buyback program	(332)	(7)
Repurchased units under buyback program	(34)	(42)
Dividends paid to stockholders	(542)	(107)
Distributions to non-controlling interest	(34)	(47)
Other	(22)	(25)
Net cash provided by (used in) financing activities	(257)	(1,041)
Net increase (decrease) in cash and cash equivalents	(111)	(505)
Cash, cash equivalents and restricted cash at beginning of period	164	672
Cash, cash equivalents and restricted cash at end of period	$53	$167

Diamondback Energy, Inc.
Selected Operating Data
(unaudited)

	Three Months Ended March 31, 2023	Three Months Ended December 31, 2022	Three Months Ended March 31, 2022
Production Data:
Oil (MBbls)	22,624	20,803	20,055
Natural gas (MMcf)	47,388	45,020	42,645
Natural gas liquids (MBbls)	7,730	7,703	7,161
Combined volumes (MBOE)(1)	38,252	36,009	34,324

Daily oil volumes (BO/d)	251,378	226,120	222,833
Daily combined volumes (BOE/d)	425,022	391,402	381,378

Average Prices:
Oil ($ per Bbl)	$73.11	$80.37	$97.03
Natural gas ($ per Mcf)	$1.46	$3.20	$3.61
Natural gas liquids ($ per Bbl)	$23.16	$24.93	$40.36
Combined ($ per BOE)	$49.72	$55.76	$69.60

Oil, hedged ($ per Bbl)(2)	$72.05	$79.08	$83.47
Natural gas, hedged ($ per Mcf)(2)	$1.96	$3.20	$3.31
Natural gas liquids, hedged ($ per Bbl)(2)	$23.16	$24.93	$40.36
Average price, hedged ($ per BOE)(2)	$49.72	$55.01	$61.30

Average Costs per BOE:
Lease operating expenses	$5.02	$4.47	$4.34
Production and ad valorem taxes	4.05	3.22	4.69
Gathering and transportation expense	1.78	1.86	1.72
General and administrative - cash component	0.76	0.61	0.61
Total operating expense - cash	$11.61	$10.16	$11.36

General and administrative - non-cash component	$0.29	$0.36	$0.44
Depletion	$9.96	$9.50	$8.33
Interest expense, net	$1.20	$1.03	$1.17
(1)Bbl equivalents are calculated using a conversion rate of six Mcf per one Bbl.
(2)Hedged prices reflect the effect of our commodity derivative transactions on our average sales prices and include gains and losses on cash settlements for matured commodity derivatives, which we do not designate for hedge accounting. Hedged prices exclude gains or losses resulting from the early settlement of commodity derivative contracts.

NON-GAAP FINANCIAL MEASURES

ADJUSTED EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDA as net income (loss) attributable to Diamondback Energy, Inc., plus net income (loss) attributable to non-controlling interest ("net income (loss)") before non-cash (gain) loss on derivative instruments, net, interest expense, net, depreciation, depletion, amortization and accretion, depreciation and interest expense related to equity method investments, (gain) loss on extinguishment of debt, non-cash equity-based compensation expense, capitalized equity-based compensation expense, merger and integration expense, other non-cash transactions and provision for (benefit from) income taxes, if any. Adjusted EBITDA is not a measure of net income as determined by United States generally accepted accounting principles ("GAAP"). Management believes Adjusted EBITDA is useful because the measure allows it to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. The Company adds the items listed above to net income (loss) to determine Adjusted EBITDA because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. The Company’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts.

The following tables present a reconciliation of the GAAP financial measure of net income (loss) attributable to Diamondback Energy, Inc. to the non-GAAP financial measure of Adjusted EBITDA:

Diamondback Energy, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(unaudited, in millions)

	Three Months Ended March 31, 2023	Three Months Ended December 31, 2022	Three Months Ended March 31, 2022
Net income (loss) attributable to Diamondback Energy, Inc.	$712	$1,007	$779
Net income (loss) attributable to non-controlling interest	34	21	24
Net income (loss)	746	1,028	803
Non-cash (gain) loss on derivative instruments, net	94	(125)	132
Interest expense, net	46	37	40
Depreciation, depletion, amortization and accretion	403	365	313
Depreciation and interest expense related to equity method investments	18	16	14
(Gain) loss on extinguishment of debt	—	40	54
Non-cash equity-based compensation expense	16	18	19
Capitalized equity-based compensation expense	(5)	(5)	(4)
Merger and integration expenses	8	3	—
Other non-cash transactions(1)	(46)	1	8
Provision for (benefit from) income taxes	207	261	221
Consolidated Adjusted EBITDA	1,487	1,639	1,600
Less: Adjustment for non-controlling interest	67	33	49
Adjusted EBITDA attributable to Diamondback Energy, Inc.	$1,420	$1,606	$1,551
(1) Includes a gain on sale of the Company's 10% non-operating equity investment in Gray Oak of approximately $53 million.

ADJUSTED NET INCOME
Adjusted net income is a non-GAAP financial measure equal to net income (loss) attributable to Diamondback Energy, Inc. plus net income (loss) attributable to non-controlling interest ("net income (loss)") adjusted for non-cash (gain) loss on derivative instruments, net, (gain) loss on extinguishment of debt, merger and integration expense; other non-cash transactions and related income tax adjustments, if any. The Company’s computation of adjusted net income may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts. Management believes adjusted net income helps investors in the oil and natural gas industry to measure and compare the Company's performance to other oil and natural gas companies by excluding from the calculation items that can vary significantly from company to company depending upon accounting methods, the book value of assets and other non-operational factors.
The following table presents a reconciliation of the GAAP financial measure of net income (loss) attributable to Diamondback Energy, Inc. to the non-GAAP measure of adjusted net income:

Diamondback Energy, Inc.
Adjusted Net Income
(unaudited, $ in millions except per share data, shares in thousands)

	Three Months Ended March 31, 2023
	Amounts	Amounts Per Diluted Share
Net income (loss) attributable to Diamondback Energy, Inc.(1)	$712	$3.88
Net income (loss) attributable to non-controlling interest	34	0.19
Net income (loss)(1)	746	4.07
Non-cash (gain) loss on derivative instruments, net	94	0.52
Merger and integration expense	8	0.04
Other non-cash transactions	(46)	(0.25)
Adjusted net income excluding above items(1)	802	4.38
Income tax adjustment for above items	(12)	(0.07)
Adjusted net income(1)	790	4.31
Less: Adjusted net income attributable to non-controlling interest	39	0.21
Adjusted net income attributable to Diamondback Energy, Inc.(1)	$751	$4.10

Weighted average common shares outstanding:
Basic		181,988
Diluted		181,988
(1) The Company’s earnings (loss) per diluted share amount has been computed using the two-class method in accordance with GAAP. The two-class method is an earnings allocation which reflects the respective ownership among holders of common stock and participating securities. Diluted earnings per share using the two-class method is calculated as (i) net income attributable to Diamondback Energy, Inc, (ii) plus the reallocation of $5 million in earnings attributable to participating securities, divided by (iii) diluted weighted average common shares outstanding.

OPERATING CASH FLOW BEFORE WORKING CAPITAL CHANGES, FREE CASH FLOW AND ADJUSTED FREE CASH FLOW

Operating cash flow before working capital changes, which is a non-GAAP financial measure representing net cash provided by operating activities as determined under GAAP without regard to changes in operating assets and liabilities. The Company believes operating cash flow before working capital changes is a useful measure of an oil and natural gas company’s ability to generate cash used to fund exploration, development and acquisition activities and service debt or pay dividends. The Company also uses this measure because adjusted operating cash flow relates to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. This allows the Company to compare its operating performance with that of other companies without regard to financing methods and capital structure.

Free Cash Flow, which is a non-GAAP financial measure, is cash flow from operating activities before changes in working capital in excess of cash capital expenditures. Adjusted Free Cash Flow, which is a non-GAAP financial measure, is Free Cash Flow adjusted for early termination of commodity derivative contracts. The Company believes that Free Cash Flow and Adjusted Free Cash Flow are useful to investors as they provide measures to compare both cash flow from operating activities and additions to oil and natural gas properties across periods on a consistent basis as adjusted for non-recurring early settlements of commodity derivative contracts. These measures should not be considered as an alternative to, or more meaningful than, net cash provided by operating activities as an indicator of operating performance. The Company's computation of operating cash flow before working capital changes, Free Cash Flow and Adjusted Free Cash Flow may not be comparable to other similarly titled measures of other companies. The Company uses Free Cash Flow to reduce debt, as well as return capital to stockholders as determined by the Board of Directors.

The following tables present a reconciliation of the GAAP financial measure of net cash provided by operating activities to the non-GAAP measure of operating cash flow before working capital changes and to the non-GAAP measure of Free Cash Flow:

Diamondback Energy, Inc.
Operating Cash Flow Before Working Capital Changes, Free Cash Flow and Adjusted Free Cash Flow
(unaudited, in millions)

	Three Months Ended March 31,
	2023	2022
Net cash provided by operating activities	$1,425	$1,252
Less: Changes in cash due to changes in operating assets and liabilities:
Accounts receivable	(36)	(403)
Income tax receivable	95	1
Prepaid expenses and other	—	2
Accounts payable and accrued liabilities	(26)	(13)
Income tax payable	17	132
Revenues and royalties payable	60	125
Other	12	(3)
Total working capital changes	122	(159)
Operating cash flow before working capital changes	1,303	1,411
Drilling, completions and infrastructure additions to oil and natural gas properties	(622)	(418)
Additions to midstream assets	(35)	(19)
Total Cash CAPEX	(657)	(437)
Free Cash Flow	646	974
Early termination of derivatives	—	135
Adjusted Free Cash Flow	$646	$1,109

NET DEBT

The Company defines the non-GAAP measure of net debt as total debt less cash and cash equivalents. Net debt should not be considered an alternative to, or more meaningful than, total debt, the most directly comparable GAAP measure. Management uses net debt to determine the Company's outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. The Company believes this metric is useful to analysts and investors in determining the Company's leverage position because the Company has the ability to, and may decide to, use a portion of its cash and cash equivalents to reduce debt.

Diamondback Energy, Inc.
Net Debt
(unaudited, in millions)

	March 31, 2023	Net Q1 Principal Borrowings/(Repayments)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
	(in millions)
Diamondback Energy, Inc.(1)	$6,426	$589	$5,837	$4,340	$4,206	$4,533
Viper Energy Partners LP(1)	700	118	582	675	680	728
Rattler Midstream LP(a)	—	—	—	500	732	730
Total debt	7,126	$707	6,419	5,515	5,618	5,991
Cash and cash equivalents	(46)		(157)	(27)	(43)	(149)
Net debt	$7,080		$6,262	$5,488	$5,575	$5,842
(1)    Excludes debt issuance costs, discounts, premiums and fair value hedges.

DERIVATIVES

As of April 28, 2023, the Company had the following outstanding consolidated derivative contracts, including derivative contracts at Viper Energy Partners LP. The Company’s derivative contracts are based upon reported settlement prices on commodity exchanges, with crude oil derivative settlements based on New York Mercantile Exchange West Texas Intermediate pricing and Crude Oil Brent pricing and with natural gas derivative settlements based on the New York Mercantile Exchange Henry Hub pricing. When aggregating multiple contracts, the weighted average contract price is disclosed.

	Crude Oil (Bbls/day, $/Bbl)
	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024
Costless Collars - Crude Brent Oil	6,000	—	—	—	—	—	—
Long Put Price ($/Bbl)	$60.00	—	—	—	—	—	—
Ceiling Price ($/Bbl)	$114.57	—	—	—	—	—	—
Long Puts - WTI (Cushing)	12,000	12,000	8,000	—	—	—	—
Long Put Price ($/Bbl)	$55.00	$55.00	$55.00	—	—	—	—
Deferred Premium ($/Bbl)	$-1.82	$-1.80	$-1.89	—	—	—	—
Long Puts - WTI (Magellan East Houston)	36,000	28,000	20,000	—	—	—	—
Long Put Price ($/Bbl)	$54.17	$55.00	$55.00	—	—	—	—
Deferred Premium ($/Bbl)	$-1.71	$-1.65	$-1.63	—	—	—	—
Long Puts - Crude Brent Oil	99,000	97,000	68,000	16,000	—	—	—
Long Put Price ($/Bbl)	$54.04	$54.64	$55.00	$55.00	—	—	—
Deferred Premium ($/Bbl)	$-1.68	$-1.63	$-1.54	$-1.62	—	—	—
Basis Swaps - WTI (Midland)	24,000	24,000	24,000	—	—	—	—
	$0.90	$0.90	$0.90	—	—	—	—

	Natural Gas (Mmbtu/day, $/Mmbtu)
	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024
Costless Collars - Henry Hub	330,000	310,000	310,000	200,000	200,000	200,000	200,000
Long Put Price ($/Mmbtu)	$3.17	$3.18	$3.18	$3.00	$3.00	$3.00	$3.00
Ceiling Price ($/Mmbtu)	$9.13	$9.22	$9.22	$8.42	$8.42	$8.42	$8.42
Natural Gas Basis Swaps - Waha Hub	350,000	330,000	330,000	380,000	380,000	380,000	380,000
	$-1.20	$-1.24	$-1.24	$-1.18	$-1.18	$-1.18	$-1.18

Investor Contact:
Adam Lawlis
+1 432.221.7467
alawlis@diamondbackenergy.com